UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 23, 2021, Tausif (Tosh) Butt has been appointed Executive Vice President, Chief Operating Officer of ChemoCentryx, Inc. (the “Company”).

Prior to joining the Company, Mr. Butt served as the Senior Vice President of Latin America for AstraZeneca from 2019 to 2021 and U.S. Vice President, Respiratory from 2015 to 2018 and U.S. Vice President of Sales, Primary Care from 2014 to 2015. Prior to AstraZeneca, Mr. Butt held several marketing and sales leadership roles with GlaxoSmithKline from 2000 to 2014 and from 1990 to 1993. He also worked in sales and marketing roles at Sanofi from 1993 to 2000. Mr. Butt began his career as a retail pharmacist, having received a degree in Pharmacy from the University of Brighton in the United Kingdom. He also holds an MSc in Management from Imperial College, University of London.

In connection with the commencement of his employment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Butt, dated December 28, 2020 (the “Effective Date”), pursuant to which he will receive an annual base salary of $575,000, which amount is subject to annual review by and at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Committee”). Mr. Butt will also be eligible to earn an annual cash performance bonus equal to up to 50% of his then-current annual base salary. The annual cash performance bonus will be based upon the achievement of financial and performance objectives established by the Committee.

Pursuant to the Employment Agreement, if the Company terminates Mr. Butt’s employment without cause (as defined in the Employment Agreement) or he resigns for good reason (as defined in the Employment Agreement) (either, a “Separation of Service”) both (1) within 12 months following the Effective Date and (2) prior to a change in control (as defined in the Employment Agreement), the Company will be obligated to pay him a lump sum severance payment equal to his annual base salary in effect at the time of termination.

In the event of Mr. Butt’s Separation of Service (1) prior to a change in control or more than twelve (12) months following a change in control and (2) more than 12 months following the Effective Date, the Company is obligated to pay Mr. Butt a lump sum severance payment equal to 12 months’ base salary at the rate in effect at the time of termination. Furthermore, all of Mr. Butt’s outstanding service-based vesting equity awards will vest for an additional twelve months upon the date of termination.

In the event of Mr. Butt’s Separation of Service within 12 months following a change in control, the Company is obligated to pay him a lump sum severance payment equal to the sum of: (1) 12 months’ base salary at the rate in effect at the time of termination, plus (2) his target annual bonus, plus (3) 12 months of health benefits continuation at Company expense. Furthermore, Mr. Butt’s outstanding service-based vesting equity awards will vest upon the date of termination. The foregoing change in control severance benefits only apply so long as Mr. Butt is working on a full-time basis.

Pursuant to the terms of the Employment Agreement, in connection with his commencement of employment, effective February 23, 2021, the Committee approved the grant of options to purchase 87,000 shares of the Company’s common stock to Mr. Butt. The stock options have an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date. The stock options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, subject to Mr. Butt’s continued service with the Company through the applicable vesting dates. In addition, the stock options granted to Mr. Butt will be subject to accelerated vesting as provided in the Employment Agreement and described above. The stock options were granted under the Company’s 2012 Equity Incentive Plan and have a term of ten years from the grant date.

In addition, Mr. Butt will receive a one-time $335,000 sign-on bonus/advance. Mr. Butt will also receive a one-time lump sum relocation bonus of $175,000 payable within the first thirty days of his relocation to the San Francisco Bay Area. Commencing on the first month following Mr. Butt’s relocation to the San Francisco Bay Area and continuing for up to 18 months thereafter, Mr. Butt shall be eligible to receive a housing allowance of $12,500 per month.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.13 with our December 31, 2020 Form 10-K, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Butt and any other persons pursuant to which he was selected as an officer, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Butt and the Company or family relationships between Mr. Butt and any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

On February 24, 2021, the Company issued a press release announcing Mr. Butt’s appointment. A copy of the press release is being furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by ChemoCentryx, Inc., dated February 24, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: March 1, 2021

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary